CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Post-Effective Amendments to the Registration Statements on Form S-8 (Nos. 333-292385, 333-291612, 333-282022, 333-275576, 333-266400, 333-262660 and 333-259198), of our report dated February 27, 2026, relating to the consolidated financial statements of ZeroStack Corp., filed with the Securities and Exchange Commission on August 25, 2026.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

August 25, 2026